EXHIBIT 4

BY-LAWS OF WILMINGTON TRUST, NATIONAL ASSOCIATION

AMENDED AND RESTATED BYLAWS
OF
WILMINGTON TRUST, NATIONAL ASSOCIATION

(Effective as of April 18, 2017)

ARTICLE I
Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting shall be held at the main office of the association, Rodney Square North, 1100 Market Street, City of Wilmington, State of Delaware, at 1:00 o'clock p.m. on the first Tuesday in March of each year, or at such other place and time as the board of directors may designate, or if that date falls on a legal holiday in Delaware, on the next following banking day. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares. In these circumstances, at least 10 days’ notice must be given by first class mail to shareholders.

Section 2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the board of directors to amend the articles of association or bylaws, whether or not such bylaws may be amended by the board of directors in the absence of shareholder approval.

If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, the meeting to elect the directors is adjourned before the election takes place, at least ten days’ notice of the new election must be given to the shareholders by first-class mail.

Section 3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)
The name and address of each proposed nominee;
(2)
The principal occupation of each proposed nominee;
(3)
The total number of shares of capital stock of the association that will be voted for each proposed nominee;
(4)
The name and residence of the notifying shareholder; and
(5)
The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Article IX, Section 2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Article IX, Section 2. If a meeting for the election of directors is not held on the fixed date, at least 10 days’ notice must be given by first-class mail to the shareholders.

ARTICLE II
Directors

Section 1. Board of Directors. The board of directors shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board of directors.

Section 2. Number. The board of directors shall consist of not less than five nor more than twenty-five members, unless the OCC has exempted the bank from the 25-member limit. The exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any meeting thereof.

Section 3. Organization Meeting. The secretary or treasurer, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association, or at such other place in the cities of Wilmington, Delaware or Buffalo, New York, to organize the new board of directors and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 4. Regular Meetings. The Board of Directors may, at any time and from time to time, by resolution designate the place, date and hour for the holding of a regular meeting, but in the absence of any such designation, regular meetings of the board of directors shall be held, without notice, on the first Tuesday of each March, June and September, and on the second Tuesday of each December at the main office or other such place as the board of directors may designate. When any regular meeting of the board of directors falls upon a holiday, the meeting shall be held on the next banking business day unless the board of directors shall designate another day.

Section 5. Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board of the association, or at the request of two or more directors. Each member of the board of directors shall be given notice by telegram, first class mail, or in person stating the time and place of each special meeting.

Section 6. Quorum. A majority of the entire board then in office shall constitute a quorum at any meeting, except when otherwise provided by law or these bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Article II, Section 7. If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

Section 7. Meetings by Conference Telephone. Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board or committees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8. Procedures. The order of business and all other matters of procedure at every meeting of the board of directors may be determined by the person presiding at the meeting.

Section 9. Removal of Directors. Any director may be removed for cause, at any meeting of stockholders notice of which shall have referred to the proposed action, by vote of the stockholders. Any director may be removed without cause, at any meeting of stockholders notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the Corporation entitled to vote. Any director may be removed for cause, at any meeting of the directors notice of which shall have referred to the proposed action, by vote of a majority of the entire Board of Directors.

Section 10. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board of directors, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board of directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board of directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose in conformance with Section 2 of Article I. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

ARTICLE III
Committees of the Board

The board of directors has power over and is solely responsible for the management, supervision, and administration of the association. The board of directors may delegate its power, but none of its responsibilities, to such persons or committees as the board may determine.

The board of directors must formally ratify written policies authorized by committees of the board of directors before such policies become effective. Each committee must have one or more member(s), and who may be an officer of the association or an officer or director of any affiliate of the association, who serve at the pleasure of the board of directors. Provisions of the articles of association and these bylaws governing place of meetings, notice of meeting, quorum and voting requirements of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

Section 1. Loan Committee. There shall be a loan committee composed of not less than 2 directors, appointed by the board of directors annually or more often. The loan committee, on behalf of the bank, shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board of directors is not in session, all other powers of the board of directors that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board of directors with respect thereto shall be entered in the minutes of the board of directors.

Section 2. Investment Committee. There shall be an investment committee composed of not less than 2 directors, appointed by the board of directors annually or more often. The investment committee, on behalf of the bank, shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board of directors is not in session, all other powers of the board of directors regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board of directors with respect thereto shall be entered in the minutes of the board of directors.

Section 3. Examining Committee. There shall be an examining committee composed of not less than 2 directors, exclusive of any active officers, appointed by the board of directors annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board of directors at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board of directors such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

Notwithstanding the provisions of the first paragraph of this section 3, the responsibility and authority of the Examining Committee may, if authorized by law, be given over to a duly constituted audit committee of the association's parent corporation by a resolution duly adopted by the board of directors.

Section 4. Trust Audit Committee. There shall be a trust audit committee in conformance with Section 1 of Article V.

Section 5. Other Committees. The board of directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board of directors may determine.

However, a committee may not:

(1)
Authorize distributions of assets or dividends;
(2)
Approve action required to be approved by shareholders;
(3)
Fill vacancies on the board of directors or any of its committees;
(5)
Amend articles of association;
(6)
Adopt, amend or repeal bylaws; or
(6)
Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Section 6. Committee Members' Fees. Committee members may receive a fee for their services as committee members and traveling and other out-of-pocket expenses incurred in attending any meeting of a committee of which they are a member. The fee may be a fixed sum to be paid for attending each meeting or a fixed sum to be paid quarterly, or semiannually, irrespective of the number of meetings attended or not attended. The amount of the fee and the basis on which it shall be paid shall be determined by the board of directors.

ARTICLE IV
Officers and Employees

Section 1. Officers. The board of directors shall annually, at the Annual Reorganization Meeting of the board of directors following the annual meeting of the shareholders, appoint or elect a Chairperson of the Board, a Chief Executive Officer and a President, and one or more Vice Presidents, a Corporate Secretary, a Treasurer, a General Auditor, and such other officers as it may determine. At the Annual Reorganization Meeting, the board of directors shall also elect or reelect all of the officers of the association to hold office until the next Annual Reorganization Meeting. In the interim between Annual Reorganization Meetings, the board of directors may also elect or appoint a Chief Executive Officer, a President or such additional officers to the rank of Vice President, including (without limitation as to title or number) one or more Administrative Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Executive Vice Presidents, and any other officer positions as they deem necessary and appropriate. The Chief Executive Officer of M&T Bank, the head of the Human Resources Department of M&T Bank, and any one executive Vice Chairman of M&T Bank, acting jointly, may appoint one or more officers to the rank of Executive Vice President or Senior Vice President. The head of the Human Resources Department of M&T Bank or his or her designee or designees, may appoint other officers up to the rank of Group Vice President, including (without limitation as to title or number) one or more Administrative Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Auditors, and any other officer positions as they deem necessary and appropriate. Each such person elected or appointed by the board of directors, the Chief Executive Officer of M&T Bank, the head of the Human Resources Department of M&T Bank, and an executive Vice Chairman of M&T Bank, acting jointly, or the head of the Human Resources Department of M&T Bank or his or her designee or designees, in between Annual Reorganization Meetings shall hold office until the next Annual Reorganization Meeting unless otherwise determined by the board of directors or such authorized officers.

Section 2. Chairperson of the Board. The board of directors shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board of directors; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the board of directors.

Section 3. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the president shall preside at any meeting of the board of directors. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

Section 4. Vice President. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

Section 5. Secretary. The board of directors shall appoint a secretary, treasurer, or other designated officer who shall be secretary of the board of directors and of the association and who shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of treasurer, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

Section 6. Other Officers. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant treasurers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the board of directors, the chairperson of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

Section 7. Tenure of Office. The president and all other officers shall hold office for the current year for which the board of directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

Section 8. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V
Fiduciary Activities

Section 1. Trust Audit Committee. There shall be a Trust Audit Committee composed of not less than 2 directors, appointed by the board of directors, which shall, at least once during each calendar year make suitable audits of the association’s fiduciary activities or cause suitable audits to be made by auditors responsible only to the board, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. Such committee: (1) must not include any officers of the bank or an affiliate who participate significantly in the administration of the bank’s fiduciary activities; and (2) must consist of a majority of members who are not also members of any committee to which the board of directors has delegated power to manage and control the fiduciary activities of the bank.

Notwithstanding the provisions of the first paragraph of this section 1, the responsibility and authority of the Trust Audit Committee may, if authorized by law, be given over to a duly constituted audit committee of the association’s parent corporation by a resolution duly adopted by the board of directors.

Section 2. Fiduciary Files. There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 3. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and applicable law. Where such instrument does not specify the character and class of investments to be made, but does vest in the association investment discretion, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.

ARTICLE VI
Stock and Stock Certificates

Section 1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to such shareholder's shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings and related matters and to protect it against fraudulent transfers.

Section 2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed) and shall be signed manually or by facsimile process by the secretary, assistant secretary, treasurer, assistant treasurer, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1)
The types of nominees to which it applies;
(2)
The rights or privileges that the association recognizes in a beneficial owner;
(3)
How the nominee may request the association to recognize the beneficial owner as the shareholder;
(4)
The information that must be provided when the procedure is selected;
(5)
The period over which the association will continue to recognize the beneficial owner as the shareholder;
(6)
Other aspects of the rights and duties created.

ARTICLE VII
Corporate Seal

Section 1. Seal. The seal of the association shall be in such form as may be determined from time to time by the board of directors. The president, the treasurer, the secretary or any assistant treasurer or assistant secretary, or other officer thereunto designated by the board of directors shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE VIII
Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the association shall be the calendar year.

Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the treasurer, or, if in connection with the exercise of fiduciary powers of the association, by any of those offices or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 2 are supplementary to any other provision of these bylaws.

Section 3. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board of directors shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, treasurer or other officer appointed to act as secretary of the meeting.

Section 4. Corporate Governance Procedures. To the extent not inconsistent with federal banking statutes and regulations, or safe and sound banking practices, the association may follow the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter) with respect to matters of corporate governance procedures.

Section 5. Indemnification. For purposes of this Section 5 of Article VIII, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the board of directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the bank in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under these articles of association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution- affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these bylaws and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the board of directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the board shall authorize independent legal counsel to review the indemnification request and provide the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If legal counsel opines that said conditions have been met, the board of directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in these articles of association (a) shall be available with respect to events occurring prior to the adoption of these bylaws, (b) shall continue to exist after any restrictive amendment of these bylaws with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these bylaws shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution-affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in the association’s articles of association, these bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these bylaws shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Section 5 of Article VIII or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Section 5 of Article VIII shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these bylaws; provided, however, that no such insurance shall include coverage for a final order assessing civil money penalties against such persons by a bank regulatory agency. Such insurance may, but need not, be for the benefit of all institution- affiliated parties.

ARTICLE IX
Inspection and Amendments

Section 1. Inspection. A copy of the bylaws of the association, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

Section 2. Amendments. The bylaws of the association may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below, and provided that the following language accompany any such change.

I,______________, certify that: (1) I am the duly constituted (secretary or treasurer) of and secretary of its board of directors, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the association, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature on this ______ day of ________.

                             _______________________________________

(Secretary or Treasurer)

The association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by the board of directors.